UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 30, 2018

FLITWAYS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55316	47-2489112
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Datura Street, #1015

West Palm Beach, FL 33414

(Address of principal executive offices)

Phone: (855) 710-0915

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On or about September 3, 2018 based upon representations made by Mr. Tobi Mac Aro the Company CEO and audited financials and other good and valid supporting documents the accredited investor agreed to provide FLIT with the emergency cash infusion into the company and an emergency corporate bailout / turnaround.

The agreement called for the accredited investor to purchase the preferred shares (Control Block) from Mr. Mac Aro, appoint new interim management and settle with FLIT creditors. In the event of a failed settlement with which FLIT interim management would seek bankruptcy protection under Chapter 11.

On September 4, the CEO TOBI MAC ARO Entered into a binding letter of intent LOI To sell the control block and the majority stake of FLIT.

Additionally, the accredited investor secured through a secondary source Emry Capital a Delaware Co a secured line of credit of $150,000.

ITEM 1.02. Termination of a Material Definitive Agreement.

On or about September 5, 2018, a service provider in Philippines providing customer service support had terminated the support for nonpayment and past due bills.

On or about September 8, 2018 a Vietnamese company which provides technical back end software support also terminated their service agreement with the company, for nonpayment and breach of contract.

ITEM 1.03. Bankruptcy or Receivership.

On September 12, 2018 the new interim management commenced a search for a bankruptcy chapter 11 barrister in Nevada. The new management mandate is to seek out and to settle all outstanding debts with the existing creditors on all cash and or cash and stock basis on a civil basis without seeking the Protections of the bankruptcy laws.

Since September 18, 2018 until October 2, 2018 the preferred shareholder and interim management were attempting in a private forum and a civil manner to resolve the return of all FLIT assets books and records bank records and bank access and all operations relating to FLIT. Mr. Mac Aro was afforded until October 3, 2018 to comply failing which the interim management and the preferred shareholder would commence legal action against Mr. Mac Aro personally.

The interim management is optimistic and of the opinion that it will be successful and able to overcome this corporate sabotage by ex-management Tobi Mac Aro and return FLIT to normal operations. The interim management is advised that the Chapter 11 filing will have a neutral or very nominal effect on existing FLIT shareholders.

The new interim management has successfully made a loan increase and available operating funds from $140,000 emergency bail out program initially sought out by Mr. Mac Aro through EMRY CAPITAL to $500,000 through the same financier. The interim management is satisfied that these funds should be sufficient to finance the Chapter 11 and all legal proceedings against the ex-management Mr. Mac Aro.

The new management has approached its corporate bank institution Bank of America in order to gather bank records and resume some operations. The new interim management is advised that the Bank of America account has been ceased by a creditor. The extent of that debt is unknown. Mr. Mac Aro in a written email or statement confirmed that he opened a second bank account under the Flit Holdings name in order to circumvent the obligations of the loan. FLIT new interim management has no access to this bank account and access is being denied by Mr. Mac Aro. Mr. Mac Aro is using all revenues generated by FLIT as his personal account with all debts being accrued to FLIT.

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Both AUCTUS funds and EMA as of the date of this filing continue to honor the Virtual Settlement. One of the other creditors notwithstanding, relied upon irrevocable letter of direction executed by ex-management thus ignoring the virtual agreement all parties entered and converted at least 2 notes totaling approximately 50 million shares.

The interim management will attempt to claw back these proceeds from this creditor via various Federal security statues and others afforded by interim management through the bankruptcy provisions of Chapter 11.

FLIT interim management intends to legally recover 100% its software and all assets tangible and intangible including all control in ex management Mr. Mac Aro; which has not yet been surrendered . The interim management also intends to seek a legal set off via recovery through the Nevada legal means and or Chapter 11 of the approximately 30 million FLIT shares currently in control of Mr. Mac Aro and or any future issuances to Mr. Mac Aro to be nullified.

The Interim management intends to file for Chapter 11 protection on or before December 31, 2018 without further or advance notice.

ITEM 2.05. Costs Associated with Exit or Disposal Activities.

During Mr. Mac Aro inappropriate conduct and behavior the interim management reached out to existing FLIT creditors such as AUCTUS funds EMA and Power Up which entered into convertible debt type arrangements with FLIT. This group represents approximately 65% of the debt. The creditors overwhelmingly agreed via multiple emails to settle all debts on a fraction to a dollar. “Virtual Settlement”. Approximately 150 million shares were allocated to words this debt settlement.

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

None of the revenues from the actual FLIT car rental car share program ever made it to FLIT books and as the privately held company namely FLIT Holdings is or was never part of “The Company” or FLIT .. To date, and as of the date of this filing FLIT operates on the emergency line of credit extended to it by Emry Capital.

ITEM 5.01. Changes in Control of Registrant.

On or about September 11, 2018 the new interim management was appointed.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or About September 11, 2018, Mr. Mac Aro and the entire management and board of directors of FLIT resignation was accepted.

On September 11, 2018 new Interim management was appointed Daniel Sobolewski. Mr Sobolewski BIO is below:

Daniel Sobolewski, Specialist: Interim Management and Sr. Corporate Turn Around & Development

Daniel Sobolewski is versatile in financial services. Using his longtime experience in finance, sales, and his corporate development skills, that are backed by his large pool of business contact, it did not take long for him to make a success in multiple corporate transaction, and past endeavors. Mr. Sobolewski is supported by multiple experienced CPAs that work in both Private and Public sectors. He also sustains multiple ongoing successful relationships with consultants with expertise in Public Companies, Equity Financing and Investment Banking. Mr. Sobolewski has been a successful entrepreneur since the young age of twenty-one and has held multiple Executive Positions over the years. Mr. Sobolewski specializes in Interim Management coupled with his expertise of Corporate Development to uniquely assist both Private and Public trading companies.

Daniel Sobolewski is Forty-One years of age, and is a Father of his two children. Mr. Sobolewski is makes his home in the Orlando, FL. area, and spends a lot of his time working in West Palm Beach, FL office.

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ITEM 8.01. Other Events.

New interim management learned that on or about June 1 ,2018 the company downsized its office space and changed locations from Culver City, California, 8,000 sq. foot office to Los Angeles, California, 800 sq. foot executive type shared office space. The new address of Flit on an interim emergency basis is 224 Datura Street, #1015 ,West Palm Beach, Florida 33414.

On or about August 30, 2018 Flit Technology Inc. (Flit / Company) previous management Tobi Mac Aro solicited an accredited investor Mina Mar Corporation a Florida Company for an emergency cash infusion and a corporate bailout. The Company was classified as an issuer in immediate peril.

The peril FLIT was misfortunate to be encumbered upon, stems from poor management operational skills, bad prior business decisions, corporate waste and a negative cash flows of about $400,000 per year coupled with long term “toxic type” financing and debt of about 1.5 million dollars.

On September 8, 2018, during the purchasers due diligence stage the interim management discovered major inconsistences visa vie the actual true debt the company was exposed to; compared to that which was reported by ex-management Tobi Mac Aro. Despite the new interim managements best efforts Mr.Tobi Mac Aro was unwilling or unable to explain the massive discreteness in both cash flows and accrued debt, other than to attribute FLIT misfortunes to his inability to perform normal functions as a prudent officer of the company due to inexperience.

On or about September 14, 2018 the new interim management also discovered the existence of a newly incorporated company named FLIT Holdings a Nevada company. This entity appears to be exclusively owned and controlled by Tobi Mac Aro and his spouse as a partnership.

From approximately September 14, 2018 until September 19, 2018 the new interim management was actively taking control of various aspects of the operations, such as hiring and training new support staff to handle customer service queries. This task was previously performed by an outsourced Philippines company. Additionally, the new interim management sought assistance from its own web masters and engineers to secure the enterprise software which runs the ride share business.

On or about September 19, 2018 the interim management and the new preferred shareholder questioned ex management and Mr Mac Aro about various operational discreteness within FLIT such as the existence of the named FLIT Holdings Nevada company, the fact than no actual monies are being received by FLIT into its bank accounts, and certain inappropriate codes the new IT staff retained by the new interim management discovered.

On or about September 19, 2018 the ex-management Tobi Mac Aro without notice or any warning Mr. Mac Aro changed all passwords using secondary or back up (back door) passwords and codes the interim management was unaware of. Moreover, the interim management learned the access codes it received were administrative or managerial however the “Super User” codes and passwords were retained by Mr. Mac Aro.

This action by Mr. Mac Aro virtually crippled the entire FLIT organization. The sabotage of FLIT assets and Company seems to be pre-mediated in the opinion of the interim management. Mr. Mac Aro immediately started changing the FLIT business model to some “taxi” lead generation service. Mr. Mac Aro claimed the FLIT software as his “Own” and “Personal Property” notwithstanding that all previous filings indicate otherwise. Mr. Mac Aro demanded additional 500 million shares of FTWS in return for the software owned by FTWS. This unreasonable demand came after Mr. Tobi Mac Aro resigned and terminated all positions with FTWS. The interim management has not investigated the ownership of the taxi service and if Mr. Mac Aro has any stake in that company.

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Mr. Mac Aro is unwilling or unable to demonstrate that he owns the software, or how he came into possession of the software, domain name and all the good will of FLIT.

Mr. Mac Aro initially offered the interim management and the preferred shareholder the opportunity to rescind the agreement once he sabotaged the FLIT enterprise. Upon the interim management acceptance Mr. Mac Aro refused to return any monies paid by preferred shareholder for the control block.

FLIT interim management intends to legally recover its software and all assets tangible and intangible now in control of X management Mr. Mac Aro. The management also intends to seek a legal set off via recovery of the approximately 30 million FLIT shares currently in control of Mr. Mac Aro.

The new management is of the opinion that the damage of good will and the entire ride share program of FLIT has been severely damaged by actions of Mr. Mac Aro. The damages sustained may be repairable. The length of time to “restore operations” to its full capacity is unknown or uncertain. The interim management is projecting a 6 to 9 month horizon.

The interim management since FLIT sabotage and corporate theft of Mr. Mac Aro attempted to no avail to reach a settlement agreement with Mr. Mac Aro so that some value can be restored, and rebuilding process started.

During the month of September 2018, it was identified that the motive behind Mr. Mac Aro sabotage of FLIT was due to the fact that Mr. Mac Aro assumed the new management would increase the authorized shares to 2 Billion shares and whereby Mr. Mac Aro would receive 500 Million shares as a “golden parachute” for termination of his employment. Once Mr. Mac Aro was made aware that the preferred shareholder and new interim management offered creditors cash as full settlement on a fraction of the debt owed by FLIT and that the FLIT creditors were receptive to this settlement and whereby the existing share structure of FLIT would either slightly increase or remain undisturbed Mr. Mac Aro intensified the sabotage in an effort to completely undermine any recovery of FLIT

On October 3, 2018 the preferred shareholder and interim management instructed a retained Nevada litigation attorney to commence legal proceedings against Mr Mac Aro. Mr. Mac Aro was made aware of this instruction.

From October 3, 2018 until October 5 2018 Mr. Mac Aro immediately responded and commenced returning the control of FLIT back to interim management. Mr. Mac Aro was given 10 days or until October 15 2018 to return 100% of all FLIT assets codes software and all monies he received inappropriately and all items properly belonging to FLIT.

As of the date of this filing certain critical items remain in Mr. Aro possession such as access codes to the credit card processor, return of approximately $80,000 of revenue generated by FLIT and similar monetary values.

Mr. Mac Aro claims that this money of approximately $80,000 revenues generated by FLIT is rightfully his because of unpaid past wages. Mr.Mac Aro also claimed that he paid FLIT suppliers with these monies yet was unwilling or unable to explain by what authority he did this as he resigned all positions with FLIT and more importantly Mr. Mac Aro is unwilling or unable to show any proof that such payments to any FLIT creditors were ever made.

As of the date of this filing up to and including October 15, 2018 no revenue has been realized (captured) by any operations of FLIT nor does interim management have access to any FLIT revenues.

Mr. Mac Aro remains reluctantly and evasively “un-cooperative”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLITWAYS TECHNOLOGY, INC.

By:	/s/Daniel Sobolewski
Daniel Sobolewski
Chief Executive Officer

Date:  October 15, 2018

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